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                       [LETTERHEAD OF MCGLADREY & PULLEN, LLP]


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors
National Bank of Commerce in Superior


We hereby consent to the use in this Registration Statement on Form S-4 (No. 333-47570) of our report, dated January 30, 1998, relating to the consolidated financial statements of National Bank of Commerce in Superior and subsidiary as of December 31, 1997 and 1996 and the related consolidated statements on income, stockholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995. We also consent to the reference to our Firm under the caption "Experts" in the Proxy Statement/Prospectus.

                                             /s/ McGladrey & Pullen, LLP


Duluth, Minnesota
April 15, 1998